Exhibit 8.1
Brown, Winick, Graves, Gross,
Baskerville and Schoenebaum, P.L.C.
ATTORNEYS AT LAW

666 GRAND AVENUE, SUITE 2000	Richard W. Baskerville	Sean P. Moore	Brian P. Rickert	Patents and Trademarks
DES MOINES, IOWA 50309-2510	Bruce Graves	Nancy S. Boyd	Valerie D. Bandstra	G. Brian Pingel
	Steven C. Schoenebaum	James L. Pray	Alexander M. Johnson	Camille L. Urban
	Harold N. Schneebeck	Brenton D. Soderstrum	James S. Niblock
TELEPHONE: (515) 242-2400	Paul D. Hietbrink	Michael D. Treinen	Ann Holden Kendell
FACSIMILE: (515) 283-0231	William C. Brown	Scott L. Long	Rebecca A. Brommel
	Richard K. Updegraff	Ronni F. Begleiter	Kelly K. Helwig
	Paul E. Carey	Miranda L. Hughes	Mark E. Roth
URL: www.ialawyers.com	Douglas E. Gross	Kelly D. Hamborg	Tina R. Thompson
	John D. Hunter	William E. Hanigan	Brian M. Green
	James H. Gilliam	Mary A. Ericson	Dustin D. Smith	Of Counsel:
	Robert D. Andeweg	Barbara B. Burnett	Adam W. Jones	Marvin Winick
Offices in:	Alice Eastman Helle	Michael J. Green	Catherine C. Cownie
West Des Moines, Iowa	Michael R. Blaser	Michael A. Dee	Erick D. Prohs
Pella, Iowa	Thomas D. Johnson	Danielle Dixon Smid	Laura N. Martino
	Christopher R. Sackett	Deborah J. Schmudlach	Amy R. Piepmeier	Walter R. Brown (1921-2000)

WRITER’S DIRECT DIAL NO. (515) 242-2416 WRITER’S E-MAIL ADDRESS carey@ialawyers.com
December 19, 2005
Board of Directors
First United Ethanol, LLC
2 West Broad Street
Camilla, Georgia 31730
Re: 2005 Registration Statement on Form SB-2; Tax Matters
Dear Sirs:
As counsel for First United Ethanol, LLC, (the “Company”), we furnish the following opinion in connection with the proposed issuance by the Company of up to 78,000 of its membership interests (the “Units”).
We have acted as legal counsel to the Company in connection with its offering of the Units. As such, we have participated in the preparation and filing with the Securities and Exchange Commission under the Securities Act of 1933, as amended, of a Form SB-2 Registration Statement dated December , 2005 (the “Registration Statement”).
You have requested our opinion as to matters of federal tax law that are described in the Registration Statement. We are assuming that the offering will be consummated and that the operations of the Company will be conducted in a manner consistent with that described in the Registration Statement. We have examined the Registration Statement and such other documents as we have deemed necessary to render our opinion expressed below.
Based on the foregoing, all statements as to matters of law and legal conclusions contained in the Registration Statement under the heading “Federal Income Tax Consequences of Owning Our Units” reflect our opinion. That section of the Registration Statement is a general description of the principal federal income tax consequences that are expected to arise from the ownership and disposition of Units, insofar as it relates to matters of law and legal conclusions. That section also addresses all material federal income tax consequences to prospective Unit holders of the ownership and disposition of Units.

December 19, 2005

Our opinion extends only to matters of law and does not extend to matters of fact. With limited exceptions, the discussion relates only to individual citizens and residents of the United States and has limited applicability to corporations, trusts, estates or nonresident aliens. The opinion expressed herein shall be effective as of the date of effectiveness of the Company’s Registration Statement. The opinion set forth herein is based upon known facts and existing law and regulations, all of which are subject to change prospectively and retroactively. We assume no obligation to revise or supplement such opinions as to future changes of law or fact.
An opinion of legal counsel represents an expression of legal counsel’s professional judgment regarding the subject matter of the opinion. It is neither a guarantee of the indicated result nor is it an undertaking to defend the indicated result should it be challenged by the Internal Revenue Service. This opinion is in no way binding on the Internal Revenue Service or on any court of law.
We consent to the discussion in the Registration Statement of this opinion, the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm in the Registration Statement.
Yours truly,
Paul E. Carey